Exhibit 99.1

AV Homes Reports Results for First Quarter 2014

•	Total revenue increased to $43.9 million from $25.1 million

•	Homebuilding revenue increased 25% to $28.1 million

•	Net loss per share narrowed to ($0.09)

•	Closings increased 24% to 100 units

•	Net new orders increased 70% to $49.9 million on a 48% increase in units

•	Backlog increased 83% to $97.2 million on 388 units

•	Company completes acquisition of Royal Oak Homes in First Quarter

•	Company enters into $65 million Senior Secured Credit Facility in April 2014

Scottsdale, AZ (May 7, 2014) – AV Homes, Inc. (Nasdaq: AVHI) (“AV Homes” or the “Company”), a developer and builder of active adult and conventional home communities in Arizona, Florida and North Carolina, today announced results for its first quarter ended March 31, 2014. AV Homes reported a first quarter net loss of $1.9 million, or ($0.09) per share, compared to a net loss of $4.8 million, or ($0.38) per share, in the first quarter of 2013. Total revenue for the first quarter of 2014 increased 75% to $43.9 million from $25.1 million in the first quarter of 2013.

Roger A. Cregg, President and Chief Executive Officer, commented, “Despite a softer start to the spring selling season than anticipated, we had a solid first quarter highlighted by an increase of 24% in homes delivered, 48% increase in net new orders, 25% growth in homebuilding revenue and narrowing the net loss by 60% in the first quarter of 2014 compared to the same period last year. We completed the acquisition of Royal Oak Homes in Central Florida and continued to selectively acquire and open new communities in support of our long-term growth strategy. We enter the second quarter of 2014 with a strong financial position and adequate liquidity to support further growth opportunities. We remain optimistic about our business and continue to focus on improving our profitability.”

The increase in total revenue for the first quarter of 2014 compared to the prior year period included a 25% increase in homebuilding-related revenue to $28.1 million. The increase in homebuilding revenue was driven by volume increases and improved selling prices. During the first quarter of 2014, the Company closed on 100 homes, a 24% increase from the 81 homes closed during the first quarter of 2013, and the average unit price per closing rose 3.0% to $256,000 from $249,000 in the first quarter of 2013. In addition, the Company recorded $15.7 million of land sales and other revenue in the first quarter, primarily related to the sale of a non-core multi-family property in Arizona to a related party as it continues to execute its portfolio rationalization strategy.

The number of new housing contracts signed, net of cancellations, during the three months ended March 31, 2014 increased 48% to 200 units, compared to 135 units during the same period in 2013. The average sales price on contracts signed in the first quarter of 2014 rose 14% to $249,000 compared to the same period a year ago. The aggregate dollar value of the contracts signed during the first quarter increased 70% to $49.9 million, compared to $29.4 million during the same period one year ago. The backlog of homes under contract but not yet closed at March 31, 2014 increased 62% to 388 units, representing a dollar volume of $97.2 million, compared to 239 units with a dollar volume of $53.2 million at March 31, 2013.

Homebuilding gross margin, including commissions was 15.5% in the first quarter of 2014 compared to 16.2% in the first quarter 2013. Commission expense in the first quarter 2014 was $1.1 million compared to $0.9 million in the first quarter of 2013. Net loss to common stockholders was $1.9 million or ($0.09) per share in the first quarter of 2014 compared to a loss of $4.8 million, or ($0.38) per share in the first quarter of 2013.

AV Homes acquired Royal Oak Homes, LLC on March 14, 2014. Accordingly, the first quarter 2014 financial statements include the net assets acquired on that date and the results of operations of Royal Oak Homes from the date of acquisition through March 31, 2014, as well as $0.9 million of costs related to the acquisition. The Company has completed its preliminary analysis of its business combination accounting as of March 31, 2014 and expects to substantially complete the remainder in the second quarter of 2014.

During the first quarter of 2014, the Company continued to invest in the business through the acquisition of Royal Oak Homes for $65 million, in addition to $16 million of other lot acquisitions and $18 million in land development and home construction. This use of cash was partially offset by net proceeds from the sale of land of $16 million. Additionally, on April 7, 2014 as previously announced, the Company entered into a three-year, $65 million senior secured credit facility, providing enhanced liquidity to its capital structure, subject to certain terms and conditions.

The Company will hold a conference call and webcast on Thursday, May 8, 2014 to discuss its first quarter financial results. The conference call will begin at 8:30 a.m. EDT. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on May 8, 2014 at 11:30 a.m. and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 40375785. The replay will be available until May 15, 2014. In order to access the live webcast, please go to the Investors section of AV Homes’ website at www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida, Arizona and North Carolina. Its principal operations are conducted near the Orlando, Florida, Phoenix, Arizona and Raleigh/Durham, North Carolina markets. The Company builds communities that serve active adults 55 years and older and people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI.

This news release, the conference call and the webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call and the webcast. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, the conference call and the webcast, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the “Risk Factors” section of our Annual

Report on Form 10-K for the year ended December 31, 2013 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett
EVP, Chief Financial Officer
480-214-7408
m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($000’s omitted)

(unaudited)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$56,932	$144,727
Restricted cash	8,115	3,956
Land and other inventories	334,843	240,078
Receivables, net	1,716	3,893
Property and equipment, net	37,654	37,844
Investments in unconsolidated entities	1,231	1,230
Prepaid expenses and other assets	11,127	11,138
Assets held for sale	12,497	23,862
Goodwill	5,976	—

Total Assets	$470,091	$466,728

Liabilities and Equity
Liabilities
Accounts payable	$13,203	$9,757
Accrued and other liabilities	13,547	14,280
Customer deposits and deferred revenues	4,001	2,323
Estimated development liability for sold land	33,224	33,232
Notes payable	105,383	105,402

Total Liabilities	169,358	164,994

Equity
Common Stock, par value $1 per share
Authorized: 50,000,000 shares
Issued: 22,182,101 shares outstanding at March 31, 2014
22,097,252 shares outstanding at December 31, 2013	22,182	22,097
Additional paid-in capital	394,855	394,504
Accumulated deficit	(129,396)	(127,481)

	287,641	289,120
Treasury stock: at cost, 110,874 shares at March 31, 2014 and December 31, 2013	(3,019)	(3,019)

Total AV Homes stockholders’ equity	284,622	286,101
Non-controlling interests	16,111	15,633

Total Equity	300,733	301,734

Total Liabilities and Equity	$470,091	$466,728

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

($000’s omitted, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues
Real estate revenues
Homebuilding	$28,146	$22,548
Land sales	15,706	2,305
Other real estate	13	257

Total real estate revenues	43,865	25,110
Expenses
Real estate expenses
Homebuilding	28,638	22,765
Land sales and other	11,945	865
Other real estate	509	707

Total real estate expenses	41,092	24,337
General and administrative expenses	4,396	3,705
Interest income and other	(103)	(9)
Interest expense	114	1,773

Total expenses	45,499	29,806
Equity in earnings (loss) from unconsolidated entities	1	(63)

Loss before income taxes	(1,633)	(4,759)
Income tax (expense)	—	—

Net loss and comprehensive loss	(1,633)	(4,759)
Net income attributable to non-controlling interests in consolidated entities	293	—

Net loss and comprehensive loss attributable to AV Homes stockholders	$(1,926)	$(4,759)

Basic and diluted loss per share attributable to AV Homes stockholders	$(0.09)	$(0.38)

Basic and diluted loss per share attributable to AV Homes stockholders	$(0.09)	$(0.38)

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

($000’s omitted)

(unaudited)

	Three Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES
Net loss (including net gain or loss attributable to non-controlling interests)	$(1,633)	$(4,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	769	645
Amortization of stock-based compensation	596	282
Equity loss (income) from unconsolidated entities	(1)	63
Changes in operating assets and liabilities:
Restricted cash	(4,159)	(45)
Receivables, net	2,177	368
Land and other inventories	(34,230)	(9,782)
Assets held for sale	11,365	5,458
Prepaid expenses and other assets	580	621
Accounts payable, estimated development liability, and accrued and other liabilities	894	(1,358)
Customer deposits and deferred revenues	824	171

NET CASH USED IN OPERATING ACTIVITIES	(22,818)	(8,336)
INVESTING ACTIVITIES
Investment in property and equipment	(212)	(379)
Proceeds from sales of property and equipment	12	—
Acquisition of Royal Oak Homes	(64,794)	—
Investment in unconsolidated entities	—	(83)

NET CASH USED IN INVESTING ACTIVITIES	(64,994)	(462)
FINANCING ACTIVITIES
Principal payments of 7.5% Convertible Notes	(19)	—
Contributions from consolidated joint venture partner	185	104
Payment of withholding taxes related to restricted stock and units withheld	(149)	(34)

NET CASH PROVIDED BY FINANCING ACTIVITIES	17	70

DECREASE IN CASH AND CASH EQUIVALENTS	(87,795)	(8,728)
Cash and cash equivalents at beginning of period	144,727	79,815

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$56,932	$71,087

The following table provides a comparison of certain financial data related to our operations for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
Operating income (loss):
Active adult communities:
Revenues:
Homebuilding	$14,332	$10,222
Amenity	2,017	1,784
Expenses:
Homebuilding	11,697	8,714
Homebuilding selling, general and administrative	3,005	2,118
Amenity	1,810	2,053

Net operating loss	$(163)	$(879)

Primary residential:
Revenues:
Homebuilding	$11,270	$9,933
Amenity	527	609
Expenses:
Homebuilding	9,947	8,173
Homebuilding selling, general and administrative	1,586	1,069
Amenity	575	638

Net operating (loss) income	$(311)	$662

Commercial and industrial and other land sales:
Revenues	$15,706	$2,305
Expenses	11,954	865

Net operating income	$3,752	$1,440
Other operations:
Revenues	$13	$257
Expenses	32	68

Net operating income	$(19)	$189

Operating income (loss)	$3,259	$1,412
Unallocated income (expenses):
Interest income	$103	$9
Equity income (loss) from unconsolidated entities	1	(63)
General and administrative expenses	(4,396)	(3,705)
Interest expense	(114)	(1,773)
Other real estate expenses, net	(486)	(639)

Loss from operations	$(1,633)	$(4,759)
Income tax expense	—	—
Net income attributable to non-controlling interests	(293)	—

Net loss attributable to AV Homes	$(1,926)	$(4,759)

Data from closings for the active adult and primary residential homebuilding segments for the three months ended March 31, 2014 and 2013 is summarized as follows:

Three Months Ended March 31,	Number of Units Closed	Revenues	Average Price Per Unit
2014
Active adult communities	56	$14,307	$255
Primary residential	44	11,243	$256

Total	100	$25,550	$256

2013
Active adult communities	39	$10,222	$262
Primary residential	42	9,933	$237

Total	81	$20,155	$249

Data from contracts signed for the active adult and primary residential homebuilding segments for the three months ended March 31, 2014 and 2013 is summarized as follows:

Three Months Ended March 31,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2014
Active adult communities	138	(13)	125	$31,697	$254
Primary residential	85	(10)	75	18,202	$243

Total	223	(23)	200	$49,899	$249

2013
Active adult communities	97	(13)	84	$19,038	$227
Primary residential	72	(21)	51	10,353	$203

Total	169	(34)	135	$29,391	$218

Backlog for the active adult and primary residential homebuilding segments as of March 31, 2014 and 2013 is summarized as follows:

As of March 31	Number of Backlog Units	Dollar Volume	Average Price Per Unit
2014
Active adult communities	196	$49,699	$254
Primary residential	192	47,537	$248

Total	388	$97,236	$251

2013
Active adult communities	108	$25,440	$236
Primary residential	131	27,713	$212

Total	239	$53,153	$222